Exhibit 99.1
FARMER BROS. CO.

CORPORATE GOVERNANCE GUIDELINES
(Adopted February 24, 2015)

The Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) has adopted these Corporate Governance Guidelines (these “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, Amended and Restated Bylaws (“Bylaws”) and other corporate governance documents.

1.    Basic Responsibilities of Directors and the Board

Management is responsible for the day-to-day business operations of the Company. The Board is elected by the stockholders to provide oversight and strategic guidance to senior management. The basic responsibility of the directors is to exercise their business judgment and to act in good faith in a manner that they believe to be in the best interests of the Company and its stockholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In discharging these obligations, directors should be entitled to rely on the honesty and integrity of the Company’s officers and employees and its advisors and independent auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, and to the benefits of indemnification and exculpation to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation, Bylaws and any indemnification agreements, as applicable, as such documents have been adopted and amended from time to time by the Board.

Directors are expected to prepare for, attend and participate actively in all regularly scheduled Board meetings and meetings of Board committees on which they serve and to meet as frequently as needed to discharge their responsibilities properly.

In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

•	Assessing major risks facing the Company and reviewing options for their mitigation; and

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Ensuring processes are in place for maintaining the integrity of the Company, its financial statements, its compliance with law and ethics, its relationships with employees, its relationships with customers and suppliers, and its relationships with investors and stockholders.

2.    Board Composition

a.
Board Size. The Board believes five to seven members is an appropriate size based on the Company’s present circumstances. The Board periodically evaluates whether a different number or range would better serve the Company’s goals and needs, including the goals reflected in these Guidelines. The Nominating and Corporate Governance Committee is

responsible for evaluating and recommending to the Board any changes regarding the composition, size, structure and practices of the Board and its committees.

b.
Classified Board. Under the Company’s Certificate of Incorporation and Bylaws, the Board is divided into three classes, each class consisting, as nearly as possible, of one-third of the total numbers of directors, with members of each class serving a three-year term. The Board believes that this staggered election of directors helps maintain continuity and stability of the work of the Board and assists in conducting long-term strategic planning, which is vital to the Company’s future success.

c.
Selection of Board Members. The Company’s stockholders elect the applicable class of Board members annually, except for Board action to fill vacancies. The Nominating and Corporate Governance Committee is responsible for recommending to the Board criteria for membership on the Board (including criteria for consideration of candidates recommended by the Company’s stockholders); identifying, qualified individuals for Board membership; recommending to the Board nominees to stand for election at the annual meeting of stockholders, including consideration of recommendations from stockholders; and recommending to the Board director nominees to fill vacancies on the Board as they arise. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. For purposes of identifying nominees for the Board, the Nominating and Corporate Governance Committee often relies on professional and personal contacts of the Board and senior management. If necessary, the Nominating and Corporate Governance Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Board may fill vacancies in existing or new director positions. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Secretary. The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders in light of the criteria described below.

d.
Qualifications. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending to the Board any changes in the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background and diversity advisable for the Board as a whole.

The Nominating and Corporate Governance Committee believes that the ideal constitution of the Board of Directors should include, and thus its nominees to the Board of Directors should promote, the following composition of directors: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. Additionally, a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors. Diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a policy concerning diversity in Board composition.

Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. Prior to nominating a sitting director for reelection, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the Board and its committees.

The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success.

e.
Independence. The Board will be comprised of a majority of independent directors. For a director to qualify as “independent,” the Board must affirmatively determine that the director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and the director otherwise satisfies the standards of “independence” established by applicable rules and regulations, including Nasdaq listing requirements and federal securities laws. The Board will review annually the relationships that each director has with the Company, and the Company will disclose the Board’s determinations in the Company’s annual proxy statement.

To qualify as independent for purposes of serving on Board committees:

•	three (3) or more directors must meet the standards of independence required for service on the Audit Committee under applicable law, regulations and the Nasdaq listing requirements; and

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three (3) or more directors must (i) meet the standards of independence for service on the Compensation Committee under applicable law, regulations and the Nasdaq listing requirements, and (ii) be “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, with a minimum of two such directors also qualifying as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

If a director becomes aware of a change in circumstances which the director believes may affect his or her independent status with respect to general Board service or service on a particular committee, he or she should promptly advise the Nominating and Corporate Governance Committee which is responsible for monitoring the independence of Board members.

f.
Term Limits. The Board does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives.

g.
Other Boards and Committees. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. Directors are expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting any other public or private company directorship or any assignment to the audit committee or compensation committee of the board of directors of any such company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee. Without specific approval from the Board, a director who serves as a full-time officer of the Company should not serve on the board of any other organization. There shall be no pre-determined limitation on the number of other boards of directors on which the non-employee directors of the Company may serve; however, the Board expects individual directors to use their judgment in accepting directorships of other corporations or charitable organizations and to allow sufficient time and attention to Company matters. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies.

h.
Leadership Structure. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director. Although the roles of Chairman and Chief Executive Officer are currently separate, the Company has no bylaw or policy in place that mandates this leadership structure. The Nominating and Corporate Governance Committee will evaluate and recommend to the Board any changes in the Board’s leadership structure.

3.    Board Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of directors. The compensation should fairly pay directors for work required in a company of the Company’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be clearly disclosed to stockholders. In view of their significant added responsibilities, members of Board committees and committee chairs may receive reasonable compensation for their added responsibilities, which may be greater in amount than that paid to other directors. Changes in Board compensation, if any, should come at the recommendation of the Compensation Committee, and be approved by the Board. Board members who are also employees of the Company shall not be separately compensated for their service on the Board.

4.    Board Meetings; Attendance at Annual Meeting

a.
Frequency. The Board will generally hold four regularly scheduled meetings per year and will hold additional special meetings as necessary. In appropriate circumstances, the Board may also act by written consent, as permitted by the Company’s Bylaws.

b.
Director Attendance. Each director is expected to attend all regular meetings of the Board and of the committees of which he or she is a member, and is expected to make every effort to attend any specially called Board or committee meetings. In addition, continuing directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason.

c.
Agenda. In preparing the agenda for each meeting, the CEO will solicit and collect possible agenda items from other members of the Board, including the Chairman of the Board, and from management. Each Board committee and each individual director is encouraged to suggest items for inclusion on the agenda. An agenda will be distributed in advance of each meeting to each director. The Board reserves authority to meet in executive sessions to discuss sensitive matters without distribution of written materials.

d.
Advance Distribution of Materials. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting should be distributed in writing or electronically to all members in advance, whenever feasible and appropriate. Each director is expected to review this information in advance of the meeting to facilitate the efficient use of meeting time. In preparing this information, management should ensure that the materials distributed are as concise as possible, yet give directors sufficient information to make informed decisions. The Board recognizes that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on such matters prior to Board meetings may not be appropriate. Directors shall preserve the confidentiality of all confidential material given or presented to the Board.

e.
Executive Sessions of Independent Directors. It is the policy of the Board that the independent directors have regularly scheduled meetings (at which only independent directors are present) at least four times per year, before or after regularly scheduled Board meetings, to discuss such matters as the independent directors consider appropriate.

5.    Access to Employees and Advisors

The Board should have access to Company employees to ensure that directors can ask all questions and obtain all information necessary to fulfill their duties. The Board may specify a protocol for making such inquiries, but generally the CEO should be advised in advance of such inquiries and, to the extent appropriate, directors will copy the CEO on any written or electronic communications between a director and an officer or employee of the Company. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

The Board and its committees may retain and have access to independent legal, financial or other advisors of their choice with respect to any issue relating to their activities at the Company’s expense, which advisors shall report directly to the retaining person or entity.

The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

The Compensation Committee has sole authority to, as it deems appropriate in its sole discretion, select, retain and/or replace, as needed, compensation and benefit consultants and other outside advisors to provide independent advice to the Compensation Committee. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any such advisor. The Compensation Committee will review the independence of all compensation advisors, before selecting, or receiving advice from, such advisors and at least once annually thereafter as required by applicable rules and regulations, including Nasdaq listing requirements and federal securities laws. The Company will disclose information about the Compensation Committee’s use of a consultant in the Company’s annual proxy statement.

The Nominating and Corporate Governance Committee has authority to retain and terminate any search firm used to identify director candidates and approve such search firm’s fees and other retention terms.

6.    Committees of the Board

a.
Number and Type of Committees. The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee which must operate in accordance with their respective charters as adopted and amended from time to time by the Board, and applicable rules and regulations, including Nasdaq listing requirements and federal securities laws. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate and delegate to such committees such authority permitted by applicable law and the Company’s Bylaws as the Board sees fit.

b.
Committee Charters. Each committee will have a charter that sets forth the purposes, goals and responsibilities of that committee as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance. The full authority and responsibilities of each committee may be fixed by the Bylaws, resolutions of the full Board and the committee’s charter.

c.
Committee Member Selection. The Nominating and Corporate Governance Committee is responsible for evaluating (including with respect to satisfaction of applicable independence requirements) qualifications for service on Board committees; recommending to the Board membership on Board committees (including chair) and nominees to fill vacancies on Board committees as they arise. The Audit, Compensation, and Nominating and Corporate Governance Committees shall consist solely of independent directors. Members of the Audit and Compensation Committees shall also meet any additional criteria for independence, financial literacy, expertise and experience that the Securities and Exchange Commission (“SEC”), Nasdaq and stock-option-related tax rules may require for those committees. If any director ceases to be independent under the standards set forth herein while serving on any committee whose members must be independent, he or she shall promptly resign from that committee.

d.
Committee Functions. The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. The Chair, in consultation with the committee members, will determine the frequency, length and content of committee meetings consistent with any requirements set forth in the committee’s charter. The Company will provide each committee with access to Company employees and the Company’s independent auditors, legal advisors and other resources, as required, to enable the committee to carry out its responsibilities. Minutes of each committee meeting will be made available to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken. The Chair of each committee will report at Board meetings on committee actions, as appropriate.

7.    Performance Evaluation; Succession Planning

a.
Assessing the Board and Committees. The Nominating and Corporate Governance Committee is responsible for overseeing the annual performance evaluation process of the Board and Board committees (unless delegated to the respective chair of the committee), including conducting surveys of director observations, suggestions and preferences. The Board (or the designated committee of the Board) shall establish performance criteria for itself and evaluate itself and individual members on an annual basis. Board evaluation shall include an assessment of whether the Board has the necessary diversity of skills, backgrounds, experiences, and other qualifications to meet the Company’s ongoing needs. Individual director evaluations shall consider past attendance and participation at Board and committee meetings and the director’s contributions to their respective activities. Each committee of the Board will also conduct an annual self-evaluation to determine whether it is functioning effectively.

b.
Annual CEO Evaluation. The Compensation Committee will conduct a review at least annually of the performance of the CEO and lead the Board in an overall review of the CEO’s performance in an executive session of the non-employee Board members. The Compensation Committee will establish the evaluation process and determine the specific criteria on which the performance of the CEO is evaluated. Final determinations regarding the performance and compensation of the CEO will be conducted in an executive session of the Compensation Committee and be reported by the Chair of the Compensation Committee to the entire Board during an independent session of the Board.

c.
Succession Planning. As part of the annual CEO evaluation process, the Compensation Committee will work with the CEO to plan for CEO succession as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. The Compensation Committee will also oversee succession planning for other senior management, including consultation on an ongoing basis with the CEO and the Board to remain abreast of management development activities, including a review of the performance and advancement potential of current and future senior management and succession plans for each.

8.    Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding director orientation and continuing education of directors to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

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Orientation programs are designed to familiarize new directors with the Company’s businesses, strategies, and policies and to assist new directors in developing the skills and knowledge required for their service.

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Continuing education programs for Board members may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying university or other independent programs.

9.    Ethics and Conflicts of Interest

The Board expects Company directors, officers and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct and Ethics. In the absence of exceptional circumstances, the Board will not permit any waiver of any ethics policy for any director or executive officer.

Directors should not enter into, without the prior approval of the disinterested members of the Board, any transaction or relationship with the Company in which they will have a financial or personal interest (either directly or indirectly, such as through a family member or other person or organization with which they are associated), or any transaction or situation which otherwise involves a conflict of interest. If any actual or potential conflict of interest arises for a director, or a situation arises giving the appearance of an actual or potential conflict, the director shall promptly inform the Chairman of the Board or the Chair of the Nominating and Corporate Governance Committee. If a significant ongoing long-term conflict exists and cannot be resolved, the director should offer to resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Nominating and Corporate Governance Committee will consider questions of possible conflicts of interest between Board members or management and the Company and its subsidiaries, and monitor all other activities of Board members or management that could interfere with such individuals’ duties to the Company. The Nominating and Corporate Governance Committee will be responsible for resolving or addressing any conflict of interest question involving the CEO or any other Board-elected officer, and the CEO or his designee, including the Chief Compliance Officer, will be responsible for resolving or addressing any conflict of interest issue involving any other employee of the Company.

10.    Financial Reporting, Legal Compliance and Ethical Conduct

The Board’s governance and oversight functions do not relieve the Company’s senior management of its primary responsibility for preparing financial statements that accurately and fairly represent the Company’s financial results and condition. The Company’s senior management shall maintain systems, procedures, controls and a corporate culture that promote the accuracy of the Company’s financial reports and compliance with legal and regulatory requirements and the ethical conduct of the Company’s business.

11.    Reporting of Concerns to Non-Employee Directors or Committees

Anyone who has a concern about the conduct of the Company or any of its officers or employees, or about the Company’s accounting, internal controls, disclosure controls and procedures, auditing, compensation and governance matters may communicate that concern directly to the Audit Committee, or the Company’s Chief Compliance Officer, as appropriate in light of the specific concern involved. Communications of this type may be confidential or anonymous, and may be communicated in the manner set forth in the Company’s Code of Conduct and Ethics from time to time. Concerns relating to accounting, internal controls, disclosure controls and procedures, auditing matters, fraud or deceptive financial practices shall be forwarded to the Chair of the Audit Committee in the manner set forth in the Company’s Code of Conduct and Ethics from time to time. The Company’s policies prohibit retaliation or adverse action against anyone for raising or helping to resolve an integrity concern.

12.    Related Person Transactions

The Board recognizes that transactions involving the Company and related parties present heightened risk of potential or actual conflicts of interest which may interfere, or appear to interfere, with the interests of the Company. As a result, the Audit Committee, or such other committee as may be designated by the Board, shall review, approve or ratify any transaction with related persons required to be reported by the Company under applicable rules and regulations governing related person transactions promulgated by the SEC.

13.    Stockholder Ratification of Independent Auditors

Although the Board acknowledges that current law, rules and regulations, as well as the Charter of the Board’s Audit Committee, require the Company’s independent auditors to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of independent auditors to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. Consequently, the Board will present such a proposal to the stockholders in the Company’s annual proxy statement.

14.    Communication with the Board

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. Stockholders may communicate in writing with any particular director, any committee of the Board or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 20333 South Normandie Avenue, Torrance, California 90502. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipient is a particular director, a committee of the Board, or the directors as a group.

Copies of written communications received at such address will be collected, organized and reviewed regularly by the Secretary and provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics.

The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of the Company’s stockholders will be forwarded to the members of the Nominating and Corporate Governance Committee.

The foregoing stockholder communications policy will be disclosed in the Company’s proxy statements filed from time to time with the SEC.

15.    Board Interaction with Investors, Press, Customers, etc.

The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge (and, other than in exceptional circumstances, at the request and with the concurrence) of the CEO.

16.    Corporate Governance Guidelines

The Nominating and Corporate Governance Committee will review and reassess these Guidelines periodically and recommend changes, as necessary, to the Board for its approval. The Board may amend, waive, suspend or repeal any of these Guidelines at any time, with or without public notice, as it determines necessary or appropriate, in the exercise of the Board’s judgment or fiduciary duties.

These Guidelines will be posted on the Company’s website for communication to the Company’s stockholders.